UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Perseon Corporation
(Exact name of registrant as specified in its charter)

Delaware	75-1590407
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
2188 West 2200 South Salt Lake City, Utah		84120
(Address of principal executive offices)		(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants to purchase common stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333- 203592	(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration with the Securities and Exchange Commission of shares of warrants to purchase common stock (the “Warrants”) of Perseon Corporation, a Delaware corporation (the “Registrant”).  The Warrants are each exercisable for one share of common stock, $0.001 par value per share. The description of the Warrants set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-203592) originally filed with the Securities and Exchange Commission on April 23, 2015 and as subsequently amended, together with the description set forth under such caption included in the form of prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by this reference in response to this item.

Item 2.  Exhibits.

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation of Perseon Corporation (f/k/a BSD Medical Corporation).  Incorporated by reference to Exhibit 3.1 of the Perseon Corporation Annual Report Form 10-KSB, filed December 1, 2003.

3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Perseon Corporation (f/k/a BSD Medical Corporation).  Incorporated by reference to Exhibit 3.1 to the Perseon Corporation Form 8-K, filed February 7, 2011.

3.3
Second Certificate of Amendment to Amended and Restated Certificate of Incorporation of Perseon Corporation (f/k/a BSD Medical Corporation). Incorporated by reference to Exhibit 3.1 to the Perseon Corporation Form 8-K, filed February 24, 2015.

3.4
Third Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Perseon Corporation. Incorporated by reference to Exhibit 3.1 to the Perseon Corporation Form 8-K, filed June 22, 2015.

3.5	By-Laws of Perseon Corporation (f/k/a BSD Medical Corporation). Incorporated by reference to Exhibit 3.2 of the Perseon Corporation Registration Statement on Form S-1, filed October 16, 1986.
3.6	Amendment to Bylaws of Perseon Corporation (f/k/a BSD Medical Corporation). Incorporated by reference to Exhibit 3.1 of the Perseon Corporation Current Report on Form 8-K filed January 4, 2008.
4.1	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.1 to the Perseon Corporation Registration Statement on Form S-1, filed July 17, 2015.
4.2	Form of Underwriters’ Warrant. Incorporated by reference to Exhibit 4.2 to the Perseon Corporation Registration Statement on Form S-1, filed July 17, 2015.
4.3	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.1 to the Perseon Corporation Form 8-K, filed June 26, 2014.
4.4	Specimen Common Stock Certificate. Incorporated by reference to Exhibit 4 of the Perseon Corporation Registration Statement on Form S-1, filed October 16, 1986.
4.5	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.1 to the Perseon Corporation Form 8-K, filed February 11, 2010.
4.6	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.1 to the Perseon Corporation Form 8-K, filed May 3, 2010.
4.7	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.1 to the Perseon Corporation Form 8-K, filed August 19, 2010.
4.8	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.1 to the Perseon Corporation Form 8-K, filed November 15, 2010.
4.9	Form of Common Stock Purchase Warrant. Incorporated by reference to Exhibit 4.1 to the Perseon Corporation Form 8-K, filed April 9, 2013.
4.10	Form of Warrant Agent Agreement (included in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)	PERSEON CORPORATION

Date	July 24, 2015

By	/s/ Clinton E. Carnell, Jr.
Clinton E. Carnell, Jr. President